Exhibit 99.1

                                                                        Contact:
                                                            Steve Mencarini, SVP
                                                         Chief Financial Officer
                                                               Tel: 703-810-2596
                                                            smencarini@eplus.com

For Release on 6/25/2003

                          ePLUS REPORTS RECORD ANNUAL
                          NET EARNINGS OF $9.7 MILLION
          Record Annual and Quarterly EPS of $0.96 and $0.27 Reported
       Conference Call Scheduled for Friday, June 27th at 11:00 A.M. EST

HERNDON, VA - June 25, 2003 - ePlus inc. (Nasdaq NM: PLUS - news), a leading provider of Enterprise Cost Management (ECM) solutions, announced today record net earnings of $9.7 million for its fiscal year ending March 31, 2003, a 9% increase as compared to $8.9 million recorded the prior fiscal year. Fully diluted earnings per share for the twelve-month period increased 12.9% to $0.96 as compared to $0.85 the prior period. Revenues increased 46.2% to $300 million from $205 million the prior year. On March 31, 2003, weighted average diluted shares outstanding were 10.1 million shares as compared to 10.5 million shares the prior year. Actual shares issued and outstanding on March 31, 2003 were
9.5 million shares.

For the quarter ending March 31, 2003 net earnings increased 6.8% to $2.6 million from $2.4 million the prior year, and fully diluted earnings per share increased 17.4% to $0.27 from $0.23. Revenues for the quarter increased 48.8% to $72.5 million from $48.7 million for the fourth quarter of 2002.

"2003 was yet another year of record earnings, and our growth continues to accelerate because we continue to anticipate the market and provide useful solutions to our customers at the right cost. We believe we are well-positioned to become a leading provider of business solutions for our customers and targeted markets." said Phillip G. Norton, chairman, president and chief executive officer.

The Company announced that Thomas L. Hewitt, a member of the board of directors, has resigned due to a new obligation he has undertaken.

Investors are encouraged to read the company's Form 10-K for a complete financial statement. Copies will be available at www.eplus.com, www.sec.gov, or by contacting the company at info@eplus.com or (888) 482-1122.



Conference Call Scheduled for Friday, June 27th at 11:00 A.M. EST
-----------------------------------------------------------------

The Company will host a conference call at 11 a.m. EST on Friday, June 27, 2003. To listen, please call (973) 339-3086 or toll-free (800) 683-1535. Ask to be connected to the ePlus conference call. A live and archived webcast will also be available. Link information can be found at www.eplus.com or in the company press release dated June 24, 2003. A telephone replay of the conference call will be available by calling (877) 519-4471 or (973) 341-3080, and entering the passcode 4018702 beginning at about 2:00 P.M. on June 27th through July 11th.

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, supplier enablement, strategic sourcing, and financial services into a single integrated solution, all based on ePlus' leading business application software. Profitable since inception in 1990, the company is headquartered in Herndon, VA and has more than 30 locations in the U.S. For more information, visit our website at www.eplus.com, call (888) 482-1122 or email to info@eplus.com.

ePlus (TM), ePlus Enterprise Cost Management, and eECM are trademarks or trademarks applied for of ePlus inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

ePlus inc. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

                                                                    Year Ended March 31,
                                                       -----------------------------------------------
                                                            2001             2002             2003
                                                       -----------------------------------------------
REVENUES

Sales of equipment                                     $ 216,183,181   $ 127,753,315   $  219,208,998
Sales of leased equipment                                 34,031,381       9,353,088        6,095,830
                                                       -----------------------------------------------
                                                         250,214,562     137,106,403      225,304,828

Lease revenues                                            42,693,839      48,850,017       50,520,293
Fee and other income                                      13,677,495      19,028,926       23,821,025
                                                       -----------------------------------------------
                                                          56,371,334      67,878,943       74,341,318

                                                       -----------------------------------------------
TOTAL REVENUES                                           306,585,896     204,985,346      299,646,146
                                                       -----------------------------------------------

COSTS AND EXPENSES

Cost of sales, equipment                                 182,473,685     111,598,231      197,787,657
Cost of sales, leased equipment                           33,329,403       9,043,932        5,891,789
                                                       -----------------------------------------------
                                                         215,803,088     120,642,163      203,679,446

Direct lease costs                                        16,534,992       9,578,631        6,582,409
Professional and other fees                                3,363,324       2,717,618        3,188,046
Salaries and benefits                                     30,610,437      32,797,303       46,181,745
General and administrative expenses                       10,766,333      12,517,696       15,233,858
Interest and financing costs                              15,522,897      11,810,414        8,308,382
                                                       -----------------------------------------------
                                                          76,797,983      69,421,662       79,494,440

                                                       -----------------------------------------------
TOTAL COSTS AND EXPENSES                                 292,601,071     190,063,825      283,173,886
                                                       -----------------------------------------------

Earnings before provision for income taxes                13,984,825      14,921,521       16,472,260
                                                       -----------------------------------------------

Provision for income taxes                                 5,666,625       6,009,798        6,759,551
                                                       -----------------------------------------------

NET EARNINGS                                           $   8,318,200   $   8,911,723   $    9,712,709
                                                       ===============================================
NET EARNINGS PER COMMON SHARE - BASIC                  $        0.86   $        0.87   $         0.97
                                                       ===============================================
NET EARNINGS PER COMMON SHARE - DILUTED                $        0.80   $        0.85   $         0.96
                                                       ===============================================

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                9,625,891      10,235,129       10,061,088
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED             10,383,467      10,458,235       10,109,809


       ePlus inc. AND SUBSIDIARIES
       CONSOLIDATED BALANCE SHEETS
       (Unaudited)                                                    As of March 31, 2002   As of March 31, 2003
                                                                    -----------------------------------------------
       ASSETS
       Cash and cash equivalents                                     $    28,223,503        $     27,784,090

       Accounts receivable, net of allowance for doubtful
            accounts of $3,719,207 and $3,346,055 as of
            March 31, 2002 and 2003, respectively                         41,466,362              38,384,841

       Notes receivable                                                      227,914                  53,098

       Inventories                                                           871,857               1,373,168

       Investment in leases and leased equipment - net                   169,087,078             182,169,324

       Property and equipment - net                                        6,144,061               5,249,087

       Deferred tax asset                                                  5,471,658                      -

       Other assets                                                        5,419,813               4,779,946

       Goodwill                                                           22,083,308              19,147,132
                                                                    -----------------------------------------------
       TOTAL ASSETS                                                  $   278,995,554        $    278,940,686
                                                                    ===============================================

       LIABILITIES AND STOCKHOLDERS' EQUITY

       LIABILITIES

       Acounts payable - equipment                                   $     3,898,999        $      5,635,776

       Accounts payable - trade                                           15,104,985              25,914,385

       Salaries and commissions payable                                      491,716                 619,860

       Accrued expenses and other liabilities                             19,091,729              13,978,942

       Income taxes payable                                                  364,183                      -

       Recourse notes payable                                              4,659,982               2,736,298

       Nonrecourse notes payable                                         129,095,051             115,678,353

       Deferred tax liability                                                     -                4,760,029
                                                                    ----------------------------------------------
       Total Liabilities                                                 172,706,645             169,323,643

       COMMITMENTS AND CONTINGENCIES (Note 8)                                     -                       -

       STOCKHOLDERS' EQUITY

       Preferred stock, $.01 par value; 2,000,000 shares
          authorized; none issued or outstanding                                  -                       -

       Common stock, $.01 par value;  50,000,000  authorized;
         10,461,970 issued and 10,395,870 outstanding at March 31,
         2002 and 10,540,135 issued and 9,451,651 outstanding at
         March 31, 2003                                              $       104,619        $        105,400

       Additional paid-in capital                                         62,414,067              62,905,727

       Treasury stock, at cost, 66,100 and 1,088,484 shares,
         respectively                                                       (574,800)             (7,511,124)

       Retained earnings                                                  44,345,023              54,057,732

       Accumulated other comprehensive income -
         Foreign currency translation adjustment                                  -                   59,308
                                                                    -----------------------------------------------
       Total Stockholders' Equity                                        106,288,909             109,617,043
                                                                    -----------------------------------------------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $    278,995,554        $    278,940,686
                                                                    ===============================================